Exhibit 5















                                    May 22, 1995


  Mississippi Chemical Corporation
  P.O. Box 388
  Yazoo City, Mississippi  39194

       RE: 400,000 Shares of Common Stock ($.01 par value per share) including Preferred Share Purchase
            Rights for Mississippi Phosphates Corporation
            401(k) Retirement Plan and Mississippi Chemical
            Corporation Thrift Plan Plus (the "Plans")

  Gentlemen:

       We have acted as counsel for Mississippi Chemical Corporation (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") for the registration under the Securities Act of 1933, as amended, of 400,000 shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"), which may be purchased pursuant to the Plans and 400,000 Rights to Purchase Preferred Stock which currently are attached to, and trade with, the Common Stock.

       We have examined or considered:

            1.  A copy of the Company's Articles of Incorporation.

            2.  The By-Laws of the Company.

            3. Telephonic confirmation of the Secretary of State of Mississippi, as of a recent date, as to the good standing of the Company in that state.

            4. A copy of resolutions duly adopted by the Board of Directors of the Company and the Board of Directors of Mississippi Phosphates Corporation relating to each of the Plans.

            5.  A copy of each of the Plans, as amended to date.

       In addition to the examination outlined above, we have conferred with various officers of the Company and have ascertained or verified, to our satisfaction, such additional facts as we deemed necessary or appropriate for the purposes of this opinion.

       Based on the foregoing, we are of the opinion that:




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  May 22, 1995
  Page 2


            (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Mississippi.

            (b) All legal and corporate proceedings necessary for the authorization, issuance and delivery of the shares of Common Stock under the Plans have been duly taken, and the Common Stock, upon acquisition pursuant to the terms of the Plans, and the related Preferred Share Purchase Rights, will be duly authorized, legally and validly issued, fully paid and nonassessable.

            (c) The Plans comply with the provisions of the Employee Retirement Income Security Act of 1974, as amended.

       We hereby consent to all references to our firm in the Registration Statement and to the filing of this opinion by the company as an Exhibit to the Registration Statement.

                                    Very truly yours,



                                    McDermott, Will & Emery
  FWA\pmc